UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material under Rule 14a-12



                      HIGHLAND FLOATING RATE ADVANTAGE FUND
             ------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


              ------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the approximate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

                      HIGHLAND FLOATING RATE ADVANTAGE FUND



___________, 2005



Dear Shareholder:


         A special meeting of shareholders of Highland Floating Rate Advantage Fund (the "Fund") has been called for _____ at __________ (Central Time) at the offices of Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

         The sole purpose of the meeting is to approve a corrective amendment to the investment advisory fee set forth in the advisory agreement of the Fund approved by shareholders at a special meeting on July 30, 2004.

         Although the proxy materials for that meeting stated the advisory fee would remain the same as under the prior advisory agreement with the former investment adviser of the Fund, the fee formula actually described was less favorable to the new investment adviser. This mistake was repeated in the form of agreement submitted to shareholders and signed by the parties.

         Your board of trustees, including all of the independent trustees, believes that this was an honest mistake and should be corrected through a simple amendment retroactive to April 15, 2004, the date the new investment adviser began managing the Fund.

         YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.

         The enclosed Proxy Statement explains the amendment and provides related information. Please read it carefully. Although we hope that you can attend the special meeting in person, we urge you in any event to vote your shares at your earliest convenience in order to make sure that you are represented at the meeting.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE EASILY AND QUICKLY BY MAIL OR IN PERSON. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. PLEASE HELP AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

         We appreciate your participation and prompt response in these matters and thank you for your continued support.


                                                   Sincerely,



                                                   /s/  JAMES D. DONDERO
                                                   ---------------------
                                                   President

                      HIGHLAND FLOATING RATE ADVANTAGE FUND
                          13455 NOEL ROAD, SUITE 1300,
                               DALLAS, TEXAS 75240


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               TO BE HELD ON _____


To the Shareholders:


         A special meeting of the shareholders (the "Meeting") of Highland Floating Rate Advantage Fund will be held on ___________ at ___________, Central Time, at the offices of Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240, for the following purpose:

         To approve a corrective amendment to the investment advisory fee set forth in the investment advisory agreement between Highland Capital Management, L.P. and Highland Floating Rate Advantage Fund.

         No other business may come before the Meeting. Shareholders of record at the close of business on _____, 2005 are entitled to notice of, and to vote at, the Meeting. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY so that a quorum will be present and a maximum number of shares may be voted. If you are present at the Meeting, you may change your vote, if desired, at that time.


                                               By the Order of the Trustees


                                               /s/ M. JASON BLACKBURN
                                               ----------------------
                                               M. Jason Blackburn,
                                               Treasurer and Secretary

Dated: _____, 2005




         YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN
                             FAVOR OF THE PROPOSAL.

                      HIGHLAND FLOATING RATE ADVANTAGE FUND
                          13455 NOEL ROAD, SUITE 1300,
                               DALLAS, TEXAS 75240




                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON _____, 2005


         A special meeting of shareholders (the "Meeting") of Highland Floating Rate Advantage Fund (the "Fund") will be held on ___________ at ___________, Central Time, at 13455 Noel Road, Suite 1300, Dallas, Texas 75240, for the following purpose:

         To approve a corrective amendment to the investment advisory fee set forth in the investment advisory agreement between Highland Capital Management, L.P. ("Highland") and Highland Floating Rate Advantage Fund.

SOLICITATION OF PROXIES

         This solicitation of proxies is being made by the Board of Trustees (the "Board") of the Fund. Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about ___________, 2005. Shareholders of record at the close of business on
___________, 2005 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Shareholders of the Fund whose shares are held by nominees, such as brokers, can vote their proxies by contacting their respective nominees. In addition to the solicitation of proxies by mail, officers and agents of the Fund and its affiliates may, without additional compensation, solicit proxies by telephone, telegraph, facsimile, or oral communication. Solicitation may also be made by ___________, a paid proxy solicitation firm. The costs of soliciting the proxies, estimated to be approximately ___________, will be borne by Highland, and not by the Fund.

         A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of differing voting directions in any proxy that is signed and returned, they intend to vote "FOR" the amendments and any adjournments of the meeting needed to achieve a quorum. No other matter may be presented at the Meeting.

         If you have questions regarding the meeting agenda or the execution of the proxy, call a representative toll-free at 877-665-1287.

VOTING RIGHTS

         Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and to give voting instructions for the Fund at the Meeting and any adjournments thereof with respect to their shares owned as of the Record Date. Shareholders of the Fund will be entitled to cast one vote on the amendment and any adjournment of the Meeting for each share owned on the Record Date and a proportionate fractional vote for each fractional share owned on the Record Date. As of the Record Date, the Fund has _______ shares outstanding, which equals the number of votes to which the shareholders of the Fund are entitled.

         A majority of the outstanding shares of the Fund on the Record Date, represented in person or by proxy, must be present to constitute a quorum for purposes of acting on the amendment.

         If a quorum for the Fund is not present at the Meeting, or if a quorum is present but sufficient votes to approve the amendment have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. In that case, the persons named as proxies will vote all proxies that they are entitled to vote FOR such an adjournment except that any proxies required to be voted against the amendment will be voted AGAINST such adjournment.

         The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. The Fund understands that broker-dealers that are members of the New York Stock Exchange will not be able to vote on the amendment considered at the Meeting on behalf of their customers and beneficial owners from whom they have not received voting instructions under the rules of the New York Stock Exchange.

         In determining whether a quorum is present, the Fund will count shares represented by proxies that reflect abstentions as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in favor of the amendment, for purposes other than adjournment, these shares will have the same effect as if they were voted against the amendment. "Broker non-votes" are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted. "Broker non-votes" will not be treated as present for any purpose inasmuch as there is no matter to be considered at the Meeting on which they may be voted by the broker or nominee.

BENEFICIAL OWNERS

         Appendix A to this Proxy Statement lists the persons that, to the knowledge of the Fund, owned beneficially 5% or more of the outstanding shares of any class of the Fund as of the Record Date. The Trustees and officers of the Fund, in the aggregate, owned less than one (1) per centum of the Fund's outstanding shares as of the Record Date. The Board of Trustees of the Fund is aware of no arrangements the operation of which at a subsequent date may result in a change in control of the Fund.

EXPENSES

         The expenses incurred in connection with the solicitation of proxies for the Meeting, including preparation, filing, printing, mailing, solicitation, legal fees, out-of-pocket expenses and expenses of any proxy solicitation firm will be paid by Highland.

SHAREHOLDER REPORTS

         Each Fund will furnish, without charge, a copy of its most recent annual report, and any subsequent semiannual report, to its shareholders on request. Requests for a report should be directed to the Fund by mail to 13455 Noel Road, Suite 1300, Dallas, Texas 75240, or by calling toll-free at 1-877-665-1287.

         CORRECTIVE AMENDMENT TO THE ADVISORY AGREEMENT

BACKGROUND

         On April 9, 2004, Columbia Management Advisors, Inc. ("Columbia") and Highland entered into an agreement to sell certain of the assets of Columbia's bank loan asset management group to Highland. Upon completion of the sale on April 15, 2004, the advisory agreement between Columbia and the Fund terminated, and interim advisory agreements between Highland and the Fund took effect. At a meeting held on March 29, 2004, the prior board of trustees of the Fund, including the prior trustees who were not "interested persons" of the Fund (the "Independent Trustees"), as such term is defined in the Investment Company Act of 1940 (the "1940 Act"), approved a new advisory agreement by a unanimous vote of the Trustees present, subject to shareholder approval. On July 30, 2004 the shareholders of the Fund approved a new permanent advisory agreement with Highland that became effective immediately after such approval.

         A description of the advisory agreement approved by shareholders on July 30, 2004 and a description of the corrective amendment being submitted to shareholders for approval at the Meeting are provided below under the caption "The Advisory Agreement." Such description is only a summary. In addition, a summary of the considerations of the Fund's prior board with respect to the advisory agreement and of the Fund's current Board with respect to the amendment is provided below under the caption "Board Considerations."

         In approving the advisory agreement, the prior trustees took into account that there would be no change in advisory fees paid by the Fund. However, the detailed description of the advisory fee in the proxy statement and the form of advisory agreement submitted to shareholders in 2004 and signed by the parties described an advisory fee formula that would result in Highland receiving a lower advisory fee than that approved by the prior trustees. The corrective amendment would rectify this mistake.

THE ADVISORY AGREEMENT

         Under the advisory agreement, Highland, among other things: (i) continuously furnishes an investment program for the Fund; (ii) places orders for the purchase and sale of securities for the account of the Fund; (iii) provides for certain facilities and administrative services; (iv) arranges for the provision and maintenance of an insurance bond against larceny and embezzlement by officers and employees of the Fund; and (v) generally manages, supervises and conducts the affairs and business of the Fund. The Fund is responsible for expenses related to, among other things: (i) fund organization;
(ii) shareholder servicing, custodial, depository, accounting, pricing and trustee services; (iii) bookkeeping, accounting and auditing; (iv) brokerage and related costs; (v) taxes; (vi) registration and filing fees; (vii) preparation and printing of certificates relating to the issuance of securities, prospectuses and marketing materials; (viii) shareholder and Board meetings and the preparation, printing and mailing of proxy statements, reports and other communications to shareholders; (ix) maintenance of books and records; (x) insurance; (xi) legal counsel in connection with matters relating to the Fund; and (xii) interest on borrowings by the Fund.

         Under the advisory agreement, subject to the supervision of the Trustees of the Fund, Highland manages the investment of the assets of the Fund in accordance with the Fund's Prospectus and Statement of Additional Information, and in compliance with the 1940 Act and the rules, regulations and orders thereunder.

         Under the prior advisory agreement, the former manager was entitled to compensation at the rate, payable monthly, of 0.45% of the Average Daily Managed Assets of the Fund for the first one billion U.S. dollars (US$1,000,000,000), 0.40% of the Average Daily Managed Assets of the Fund for the next one billion U.S. dollars (US$1,000,000,000) and 0.35% of the Average Daily Managed Assets of the Fund that exceed two billion U.S. dollars (US$2,000,000,000). The term "Average Daily Managed Assets" was defined in the prior advisory agreement to be the average daily value of the total assets of the Fund less all accrued liabilities (other than the aggregate amount of any outstanding borrowings constituting financial leverage).

         However, in describing the advisory agreement the 2004 proxy statement mistakenly stated that the advisory agreement would provide for advisory fees, payable monthly, at the same rates as stated above but applied only to the average daily NET assets rather than the Average Daily MANAGED Assets. The only difference between the two formulations is that the intended advisory fee would be charged against gross assets rather than against net assets. Because the Fund borrows a modest amount of leverage to seek to enhance its returns, the fee computed on the basis of Average Daily Managed Assets would be higher than the fee computed on the basis of average daily net assets.

         In view of the actual amount of leverage utilized on average by the Fund, since April 15, 2004, this fee differential has averaged .09%, or $.902 per $1,000 per year, of net assets of the Fund, which is slightly less than 1.6 cents per share over the 19 month period since April 15, 2004. Because the amount of borrowing utilized by the Fund varies, this differential could be as little as 0 or as much as .15% of average daily net assets.

         Inasmuch as the proxy disclosure presented to shareholders in 2004 as to the precise amount of the advisory fee to be paid by the Fund was inconsistent with the intention of the prior board, as stated in the 2004 proxy statement, not to change the advisory fee, Highland and the current Board concluded that the shareholders of the Fund should be asked to approve a corrective amendment that would effectuate the intention of the prior Board and Highland regarding the fee.

         The advisory agreement will continue until July 30, 2006, and thereafter automatically for successive annual periods provided that such continuance is specifically approved at least annually by the Board or the shareholders and is also approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. The advisory agreement generally provides that it may be terminated at any time, without penalty, by the Board or the shareholders or by Highland, in each case on not more than sixty (60) days' nor less than thirty (30) days' written notice. The advisory agreement will also terminate automatically in the event of its "assignment"(as defined in the 1940 Act). The advisory agreement may be amended only by a written instrument and Board approval and, under interpretations of the staff of the Securities and Exchange Commission (the "SEC"), if such amendment would increase the fee structure or otherwise fundamentally alter the relationship, upon approval by the shareholders.

         Highland is required to carry out its duties under the advisory agreement at its own expense. The agreement also provides that the Fund will pay its own ordinary operating and activity expenses, such as legal and auditing fees, fees of the adviser, the administrator, the custodian, accounting services and third-party shareholder servicing agents, the cost of communicating with shareholders and registration fees, as well as other operating expenses such as interest, taxes, brokerage, insurance, bonding, compensation of Independent Trustees of the Fund and extraordinary expenses.

         The advisory agreement provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance (or reckless disregard) of its obligations or duties thereunder on the part of Highland, Highland will not be subject to liability to the Fund or to any shareholder of the Fund for any error of judgment or mistake of law, for any loss arising out of any investment or for any act or omission in the execution and management of the Fund.

         During the fiscal year ended August 31, 2005, Highland received $4,358,222 from the Fund in total advisory fees pursuant to the advisory agreement. This amount was computed based on Average Daily Managed Assets rather than on average daily net assets. If the fee had been computed on the basis of average daily net assets, the total amount received by Highland would have been $3,623,591 during such period. During the period between April 15, 2004 and August 31, 2005, this fee differential has averaged .09%, or $.902 per $1,000 per year, of net assets of the Fund. Upon discovery of the mistake in the advisory agreement, Highland placed the entire fee differential in escrow for the benefit of the Fund. Because the Board and Highland believe it is probable that shareholders will approve the corrective amendment, the Fund is continuing to accrue advisory fees based on its Average Daily Managed Assets but is not paying the differential to Highland. If the corrective amendment is approved by shareholders, the entire differential (which was $944,696 as of September 30, 2005) will be paid to Highland and Highland will continue to be paid on the basis of Average Daily Managed Assets. If the amendment is not approved, the Fund will retain the differential and Highland will be paid on the basis of average daily net assets of the Fund.

         The following tables are intended to assist shareholders in understanding the various costs and expenses directly or indirectly associated with investing in Class A, B, C and Z shares of the Fund, and to illustrate the difference in expenses shareholders would experience if the advisory fees were paid on average daily net assets of the Fund (i.e., those figures below relating to expenses where it is assumed the Fund did not utilize any leverage) as opposed to Average Daily Managed Assets (i.e., those figures below relating to expenses where it is assumed the Fund utilized leverage).

                                           CLASS A  CLASS B(2)  CLASS C  CLASS Z
                                           -------  ----------  -------  -------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Load Imposed
    (as a percentage of offering price) .  3.50%     None       None      None
Sales Load Imposed on
    Reinvested Dividends ................  None      None       None      None
Contingent Deferred Sales Charge ........  1.00%(4)  3.25%(3)   1.00%(3)  None
Exchange Fee ............................  None      None       None      None
ANNUAL EXPENSES (as a percentage of
   average net assets)(5)
Management Fees(6).......................  0.75%     0.75%      0.75%     0.75%
Distribution and Service Fees............  0.35%     0.70%      0.85%     0.00%
Interest Payments and Commitment
    Fees on Borrowed Funds(7)(9).........  0.43%     0.43%      0.43%     0.43%
Other Expenses (7)(8) ...................  0.21%     0.21%      0.21%     0.21%
                                           -----     -----      -----     -----
Total Annual Expenses (8)................  1.74%     2.09%      2.24%     1.39%
                                           -----     -----      -----     -----

(1) Financial advisors may independently charge additional fees for shareholder transactions or for advisory services. Please see their materials for details.
(2) Class B shares will automatically convert to Class A shares eight years after purchase.
(3) The charge is 3.25% for shares submitted and accepted for repurchase during the first year after each purchase, 3.00% during the second year, 2.00% during the third year, 1.50% during the fourth year, and 1.00% during the fifth year. There is no CDSC on Class B shares thereafter. The CDSC on Class C shares is 1.00% within the first year after each purchase. There is no CDSC on Class C shares thereafter.
(4) Class A shares bought without an initial sales charge in accounts aggregating $1 million to $25 million are subject to a 1.00% CDSC if the shares are sold within 18 months from each purchase. The 18-month period begins on the first day of the month in which the purchase was made.
(5) Figures assume the Fund borrows an amount representing 33(1)/3% of the Fund's total assets (including the proceeds of such borrowing but not reflecting the amount of the liability of the borrowing). If the Fund does not utilize any leverage, the Fund estimates that annual operating expenses would be approximately as follows:

                                           CLASS A   CLASS B   CLASS C  CLASS Z
                                           -------   -------   -------  -------
   Management Fees (6)                     0.65%      0.65%    0.65%    0.65%
   Distribution and Service Fees           0.35%      0.70%    0.85%    0.00%
   Interest Payments and Commitment
       Fees on Borrowed Funds              0.00%      0.00%    0.00%    0.00%
   Other Expenses (7)(8)(9)                0.21%      0.21%    0.21%    0.21%
                                           -----      -----    -----    -----
   Total Annual Expenses (8)               1.21%      1.56%    1.71%    0.86%
                                           -----      -----    -----    -----

(6) Management fees include both the management fee and the administrative fee charged to the Fund. Without giving effect to the assumed level of leverage, Highland receives an annual management fee of 0.45% and an administrative fee of 0.20% from the Fund. Giving effect to the assumed level of leverage, Highland receives a management fee of 0.52% and an administration fee of 0.23%.
(7) Based on actual payments from the last fiscal year.
(8) Highland has voluntarily agreed to reimburse the Fund for its ordinary operating expenses to the extent that such expenses exceed 0.15% (exclusive of management fees, administrative fees, brokerage commissions, taxes, distribution and service fees, leverage expenses and extraordinary expenses, if any). After such reimbursement, other expenses would be 0.15% for each class of shares and total annual expenses, with and without leverage, would be 1.68% and 1.15% for Class A shares, 2.03% and 1.50% for Class B shares, 2.18% and 1.65% for Class C shares, and 1.33% and 0.80% for Class Z shares, respectively. This arrangement may be modified or terminated by Highland at any time. Any such reimbursement will lower the particular class's overall expense ratio and increase its overall return to investors.
(9) Other Expenses have been restated to reflect a change in the Fund's service providers effective October 18, 2004.

Service and distribution fees include an asset-based sales charge. As a result, if you hold your shares for a long period of time, you may pay more than the economic equivalent of the maximum front-end sales charges permitted by the National Association of Securities Dealers, Inc.

EXPENSE EXAMPLE. This Example helps you compare the cost of investing in the Fund to the cost of investing in other investment companies. The Example assumes that (i) you invest $1,000 in the Fund, (ii) your investment has a 5% return each year, (iii) operating expenses remain the same, and (iv) all income dividends and capital gains distributions are reinvested in additional shares. The Example should not be considered a representation of future expenses. Your actual costs may be higher or lower.

CLASS*                                                       1 YEAR     3 YEARS     5 YEARS      10 YEARS
-------                                                      ------     -------     -------      --------
Class A                                                      $52        $88         $126         $233
Class B**:   did not sell your shares                        $21        $65         $112         $233
             sold all your shares at the end of the period   $54        $85         $122         $233
Class C:     did not sell your shares                        $23        $70         $120         $257
             sold all your shares at the end of the period   $33        $70         $120         $257

Class Z                                                      $14        $44         $76          $167

* The table assumes leverage representing 33 1/3% of the Fund's total assets. In the event that the Fund does not utilize any leverage, an investor would pay the following expenses based on the assumptions in the Example:

CLASS*                                                       1 YEAR     3 YEARS     5 YEARS      10 YEARS
-------                                                      ------     -------     -------      --------
Class A                                                      $47        $72         $99          $176
Class B**:   did not sell your shares                        $16        $49         $85          $176
             sold all your shares at the end of the period   $48        $69         $95          $176
Class C:     did not sell your shares                        $17        $54         $93          $202
             sold all your shares at the end of the period   $27        $54         $93          $202
Class Z                                                      $9         $27         $48          $106

** Class B shares convert to Class A shares after the first eight years. The 10-year expense example for Class B shares reflects Class B share expenses for the first eight years and Class A expenses for the last two years thereafter.

INFORMATION REGARDING HIGHLAND

         Highland is registered as an investment adviser under the Investment Advisers Act of 1940. Highland specializes in credit and special situation investing, and as of September 30, 2005 managed $18 billion in leveraged loans, high-yield bonds, structured products and other assets for several registered closed-end funds and several private investment funds (including special purpose collateralized debt obligation entities) the investors in which are banks, insurance companies, pension plans, foundations and individuals. Current portfolios also include separate accounts. Highland's principal office address is 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

         In connection with your consideration of the corrective amendment, Highland would like to point out that Highland has, since becoming investment adviser to the Fund, voluntarily agreed to reimburse the Fund for its ordinary operating expenses (exclusive of management fees, administrative fees, brokerage commissions, taxes, distribution and service fees, leverage expenses and extraordinary expenses, if any) to the extent such expenses exceed 0.15% of the Fund's net assets. Highland expects to continue the aforementioned voluntary reimbursement policy until at least August 2006. In addition, Highland would like to note that the Fund's current prospectus and recent annual and semi-annual reports disclose advisory fees based on Average Daily Managed Assets, as opposed to average daily net assets.

         Highland's principal executive officers and general partners and the principal occupation of each are shown below.

NAME                           PRINCIPAL OCCUPATION         ADDRESS
James Dondero..............    President and                13455 Noel Road,
                               Managing Partner             Suite 1300
                                                            Dallas, Texas 75240

Mark Okada.................    Chief Investment Officer     13455 Noel Road,
                                                            Suite 1300
                                                            Dallas, Texas 75240

Todd Travers...............    Senior Portfolio Manager     13455 Noel Road,
                                                            Suite 1300
                                                            Dallas, Texas 75240

Strand Advisors, Inc.......    General Partner              13455 Noel Road,
                                                            Suite 1300
                                                            Dallas, Texas 75240

         Highland is controlled by Strand Advisors, Inc., which in turn is controlled by James Dondero and Mark Okada through their direct and indirect ownership or control of all of the voting securities of Strand Advisors, Inc.

         The Fund did not pay commissions to any affiliated broker during the fiscal year ended August 31, 2004.

         Highland also serves as investment adviser to Highland Floating Rate Fund ("FRF"), Highland Institutional Floating Rate Income Fund ("FRIF"), and Highland Floating Rate Limited Liability Company ("FRLLC"). FRF and FRIF invest substantially all of their respective assets in FRLLC, which then invests such assets in securities and other assets in accordance with the investment objectives of FRF and FRIF. These funds are not authorized to utilize leverage and accordingly pay advisory fees on the basis of average daily net assets. As indicated in the table below, as compensation for its investment advisory services to FRF, FRIF and FRLLC, Highland receives an advisory fee under an advisory agreement with FRLLC in an amount, computed and accrued daily, based on an annual rate of 0.45% of the average net assets of FRLLC for the first $1 billion, 0.40% of the average net assets of FRLLC for the next $1 billion and 0.35% of the average net assets of FRLLC over $2 billion. As of September 30, 2005, FRLLC had net assets of $1,123,151,436.89.

                                     NET ASSETS
NAME OF FUNDS                        AS OF SEPTEMBER 30, 2005   ANNUAL ADVISORY FEE RATE
Highland Floating Rate Fund Complex  $1,123,151,436.89          0.45% of the average net
(comprised of FRF, FRIF and FRLLC)                              assets of FRLLC for the
                                                                first $1 billion, 0.40% of
                                                                the average net assets of
                                                                FRLLC for the next $1
                                                                billion and 0.35% of the
                                                                average net assets of
                                                                FRLLC over $2 billion

BOARD CONSIDERATIONS

         The prior Board, including a majority of the Independent Trustees, approved the advisory agreement by unanimous vote of the Trustees present at a meeting on March 29, 2004. The current Board, including a majority of the Independent Trustees, discussed the corrective amendment at a telephonic meeting held on October 28, 2005 and approved the amendment by unanimous vote of the Trustees present at a meeting on November 1, 2005.

         The prior Board was presented with information that it believed demonstrated that the terms of the advisory agreement were fair to, and in the best interests of, the Fund and its shareholders. Such information was presented at the meeting of the Board on March 29, 2004. Specific details about the information considered by the prior Board are provided below.

         Information considered by the prior Board in forming the basis of its recommendation to approve the advisory agreement included, among other things:
(1) the fact that the compensation rates to be received by Highland under the advisory agreements was the same as the compensation rates paid to the former manager under the prior advisory agreement; (2) the experience and resources of Highland, and Highland's performance history; (3) Highland's covenant that it would use its reasonable best efforts to ensure that no "unfair burden" (as defined in the 1940 Act) would be imposed on the Fund as a result of its acquisition of the former manager's bank loan investment management group; (4) Highland's covenant that it would use its reasonable best efforts to ensure that seventy-five (75) per centum of the Board remain disinterested; and (5) Highland's financial strength and commitment to the investment advisory business generally.

         In reviewing the corrective amendment proposed by Highland, the current Independent Trustees had available and utilized the services of independent counsel. In the course of their review, they considered information about the Fund and its performance prior to and after Highland began managing the Fund and information about Highland and the nature, extent and quality of services provided by Highland because the Independent Trustees concluded that the effectiveness of Highland's performance of its duties under the advisory agreement was potentially germane to a decision to approve the corrective amendment. The Independent Trustees also concluded that the limited nature of the amendment and the circumstances leading to the need to consider the amendment rendered other information that it would normally review in the context of reapproving the entire advisory agreement not relevant to a decision to approve the amendment. Consequently the current Independent Trustees did not seek to review Highland's costs or profits in managing the Fund, any questions regarding economies of scale or whether the breakpoints in the fee schedule adequately dealt with any economies of scales that might surface as the Fund grew, comparisons with fees charged to other clients by Highland or other benefits Highland might derive from its relationship with the Fund.

         In particular, the current Independent Trustees reviewed materials detailing the services provided by Highland to the Fund and the experience and qualifications of Highland's management. In addition, the current Independent Trustees reviewed the performance of the Fund (i) for the one, three and five year periods ending September 30, 2005, (ii) for the period prior to Highland becoming the Fund's investment adviser on April 15, 2004 and (iii) for the period from April 15, 2004 to September 30, 2005, as well as additional performance numbers covering various periods between September 30, 2004 and September 30, 2005, both in absolute terms and in comparison to other leveraged and unleveraged bank loan funds. Due to the limited number of bank loan funds that utilize leverage, the Independent Trustees also compared the pro forma performance of the Fund, assuming it had not utilized leverage, to the performance of other unleveraged bank loan funds and to the performance of FRF and FRIF.

         The current Independent Trustees concluded that, based on the materials presented to them at the November 1, 2005 board meeting and the conversations the board had with representatives of Highland, the Fund's auditors, the Fund's counsel and independent counsel to the Independent Trustees, it would be unfair to penalize Highland for a drafting error in the advisory agreement given that
(i) the prior board had approved a fee schedule based on Average Daily Managed Assets, (ii) both the prior board and Highland had intended that Fund shareholders approve a fee on such a basis and (iii) the fee described in the 2004 proxy statement and the attached agreement was a mistake that should be corrected. The Independent Trustees also took note of the fact that a substantial majority of closed-end funds that utilize leverage pay advisory fees based on total assets rather than net assets and that the Fund had enjoyed performance superior to that of other leveraged bank loan funds and, on an adjusted basis, other unleveraged bank loan funds, since Highland had become the Fund's investment adviser.

         On the basis of their deliberations, and without giving any particular weight to any particular conclusion, the Independent Trustees determined to approve the corrective amendment, retroactive to April 15, 2004, and the Board as a whole approved it as well.

VOTE REQUIRED AND RECOMMENDATION

         Approval of the corrective amendment on behalf of the Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than fifty (50) per centum of the outstanding shares of the Fund on the Record Date or (ii) sixty-seven (67) per centum or more of the shares of the Fund present at the Meeting if more than fifty (50) per centum of the outstanding shares of the Fund on the Record Date are represented at the Meeting in person or by proxy.

         THE BOARD OF TRUSTEES OF THE FUND, INCLUDING THE INDEPENDENT TRUSTEES, HAS CONCLUDED THAT THE AMENDMENT IS FAIR AND APPROPRIATE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

                               GENERAL INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETING

         No other business may properly come before the Meeting.

ADVISER

         The current adviser to the Fund is Highland Capital Management, L.P. Its business address is 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

PRINCIPAL UNDERWRITER

         The current principal underwriter of the Fund's shares is PFPC Distributors, Inc. Its business address is 400 Bellevue Parkway, Wilmington, Delaware 19809.

ADMINISTRATOR

         The current administrator of the Fund is Highland, which provides oversight and monitoring services. Under an administration agreement with the Fund, Highland is entitled to compensation at the rate, payable monthly, of 0.20% of the Average Daily Managed Assets of the Fund. For the fiscal year ended August 31, 2005, Highland received $1,945,292 from the Fund as compensation for the provision of administrative services thereto. Pursuant to a sub-administration agreement with PFPC Inc. (the "Sub-Administrator"), the Sub-Administrator prepares and performs regulatory filings, assists with meetings of the Board, coordinates service provider relationships, and provides other administrative services. PFPC Inc.'s business address is 400 Bellevue Parkway, Wilmington, Delaware 19809.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The current independent registered public accounting firm of the Fund is PricewaterhouseCoopers LLP. Its business address is 125 High Street, Boston, Massachusetts 02110.

SHAREHOLDER PROPOSALS

         The Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act. A shareholder proposal, to be considered for inclusion in the proxy statement at any subsequent meeting of shareholders, must be submitted a reasonable time before the proxy statement for such meeting is mailed. No shareholder proposals have been submitted and accordingly any shareholder wishing to make a proposal should do it sufficiently in advance of any subsequent meeting of shareholders.

SHAREHOLDER COMMUNICATIONS

         Shareholders may communicate with the Trustees as a group or individually. Any such communications should be sent to the Board or to an individual Trustee in writing, in care of the secretary of the Fund, at 13455 Noel Road, Suite 1300, Dallas, Texas 75240. The secretary of the Fund may determine not to forward any letter to the Board or to a Trustee that does not relate to the business of the Fund.

PROXY STATEMENT DELIVERY

         "Householding" is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Shareholders of the Fund who share a common address and who have not opted out of the householding process should receive a single copy of this Proxy Statement together with one proxy card for each account. If you received more than one copy of this Proxy Statement, you may elect to household in the future; if you received a single copy of this Proxy Statement, you may opt out of householding in the future; and you may, in any event, obtain an additional copy of this Proxy Statement by writing to the Fund at the following address: 13455 Noel Road, Suite 1300, Dallas, Texas 75240, or by calling the Fund at the following number:
1-877-665-1287.

OFFICERS OF THE FUND

         The principal executive officers of the Fund are James D. Dondero, President; Mark Okada, Executive Vice President; R. Joseph Dougherty, Senior Vice President; M. Jason Blackburn, Secretary and Treasurer; and Michael S. Minces, Chief Compliance Officer. Each officer's mailing address is c/o Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

         PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A PRE-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.





                                           M. Jason Blackburn,
                                           Secretary and Treasurer

______, 2005

                                   APPENDIX A

                        BENEFICIAL OWNERS OF FUND SHARES
                          IN EXCESS OF FIVE PER CENTUM


         As of the Record Date, to the knowledge of management of the Fund, no person owned beneficially (or of record) more than five (5) per centum of the outstanding shares of any class of the Fund, except as set forth below:

                                                Amount and Nature
                    Name and Address              of Beneficial     Percent of
Title of Class      of Beneficial Owner             Ownership          Class
--------------      -------------------         -----------------   ----------

                                   APPENDIX B

                          FORM OF CORRECTIVE AMENDMENT


                             FIRST AMENDMENT TO THE
                               ADVISORY AGREEMENT
                                       OF
                      HIGHLAND FLOATING RATE ADVANTAGE FUND

                            Dated as of       , 2005

                  WHEREAS, the entire Board of Trustees (the "Board") of Highland Floating Rate Advantage Fund (the "Fund"), including all the members of the Board who are not "interested persons" (as such term is defined in the Investment Company Act of 1940 (the "1940 Act") of the Fund or Highland Capital Management, L.P. ("Highland"), the Fund's investment adviser, at an in-person meeting of the Board held on November 1, 2005, approved, subject to shareholder approval of the same, an amendment (the "Amendment") to the Advisory Agreement, dated as of July 30, 2004, between the Fund and Highland (the "Advisory Agreement"), as set forth below;

                  WHEREAS, pursuant to the instructions of the Board, the Amendment was submitted to the shareholders of the Fund for their approval;

                  WHEREAS, on __________________, 2005, a majority of the
outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, approved the Amendment as set forth below; and

                  WHERAS, each defined term used herein but not otherwise defined herein shall have the meaning given to such term in the Advisory Agreement;

                  NOW, THEREFORE, the Fund and Highland hereby consent to the Amendment, and agree as follows:

AMENDMENT OF ADVISORY AGREEMENT.

                  Section 4 of the Advisory Agreement is hereby amended, retroactive to April 15, 2004, to read in its entirety as follows:

         Section 4.  ADVISORY FEE.

         In return for its advisory services, the Fund will pay the Manager a monthly fee, computed and accrued daily, based on an annual rate of 0.45% of the Average Daily Managed Assets of the Fund for the first one billion dollars ($1,000,000,000), 0.40% of the Average Daily Managed Assets of the Fund for the next one billion dollars ($1,000,000,000), and 0.35% of the Average Daily Managed Assets of the Fund over two billion dollars ($2,000,000,000).

         "Average Daily Managed Assets" of the Fund shall mean the average daily value of the total assets of the Fund less all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings constituting financial leverage). The Manager may waive a portion of its fees. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of Section 5 below, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.

CONFIRMATION OF ADVISORY AGREEMENT.

                  Except as modified by this Amendment, the terms, conditions and agreements set forth in the Advisory Agreement are hereby ratified and confirmed and shall continue in full force and effect.

GOVERNING LAW.

                  This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first set forth above.

                                     HIGHLAND CAPITAL MANAGEMENT, L.P.

                                     By:  STRAND ADVISORS, INC.,
                                          its general partner


                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                     HIGHLAND FLOATING RATE ADVANTAGE FUND

                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:


A copy of the document establishing the Fund is filed with the Secretary of the Commonwealth of Massachusetts. This First Amendment is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Fund individually but only upon the assets of the Fund.

                                   APPENDIX C

                               FORM OF PROXY CARD

                                    IMPORTANT
                        ********************************



IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE BEFORE MAILING.

This proxy card is solicited on behalf of the Board of Trustees of Highland Floating Rate Advantage Fund for the special meeting of shareholders to be held at ______________, Central Time, on _______________ at 13455 Noel Road, Suite
1300, Dallas, Texas, 75240 (the "Meeting").

The signers of this proxy hereby appoint ____________, ____________ and ____________ as proxies, each with the power to appoint his substitute and to vote the shares held by the undersigned at the Meeting, and at any adjournment thereof, in the manner directed with respect to the matter referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged.

The Board of Trustees unanimously recommends a vote "FOR" the matter.

                      HIGHLAND FLOATING RATE ADVANTAGE FUND

Please be sure to sign and date this Proxy.

--------------------------
Date

--------------------------
Signature

--------------------------
Signature (if held jointly)


THIS VOTING INSTRUCTION WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED "FOR" THE MATTER.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTER.

Please indicate your vote by marking the appropriate box.   Example:   [X]

1. To approve an amendment to the Investment Advisory Agreement dated July 30, 2004 between the Fund and Highland Capital Management, L.P., for the purpose of correcting, retroactive to April 15, 2004, the basis on which the investment advisory fee is calculated, such that the fee is calculated based on "Average Daily Managed Assets," defined as the average daily value of the Fund's total assets less all accrued liabilities (other than the aggregate amount of any outstanding borrowings constituting financial leverage).

                    For            Against            Abstain
                   [    ]           [    ]             [    ]

MARK BOX FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW  [   ]

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED
ENVELOPE.

NOTE: This proxy must be signed exactly as your name(s) appear(s) hereon. If as an attorney, executor, guardian or in some representative capacity as an officer of a corporation, please add titles as such. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy Highland Floating Rate Advantage Fund receives specific written notice to the contrary from any one of them.

                                      C-2